As filed with the Securities and Exchange Commission on July 17, 2003

                                                             File No. 333-100389


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM SB-2
                        (POST-EFFECTIVE AMENDMENT NO. 2)
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                            CAPSOURCE FINANCIAL, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

       COLORADO                         7350                   84-1334453
--------------------------------------------------------------------------------
(State of Incorporation)    (Primary Standard Industrial    (I.R.S. Employer
                             Classification Code Number)  Identification Number)

          FRED BOETHLING                          STEVEN REICHERT
            PRESIDENT                            VICE PRESIDENT AND
      2305 CANYON BOULEVARD                       GENERAL COUNSEL
            SUITE 103                            1729 DONEGAL DRIVE
     BOULDER, COLORADO 80302                 WOODBURY, MINNESOTA 55125
          (303) 245-0515                           (651) 578-1757

   (Address and telephone number of registrant's principal executive offices)
                                   ----------

                          COPIES OF COMMUNICATIONS TO:
                                  DAVID B. DEAN
                               E. PATRICK SHRIVER
                               Rider Bennett, LLP
                            2000 Metropolitan Centre
                            333 South Seventh Street
                              Minneapolis, MN 55402
                         (612) 340-8916, (612) 340-7943

        APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALE TO THE PUBLIC:
                                NOT APPLICABLE.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     REMOVAL OF SECURITIES FROM REGISTRATION

      This Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2, as declared effective on December 30, 2002 (File No. 333-100389) (the "Registration Statement"), is being filed to deregister shares of the Registrant's common stock, par value $0.01 per share. The Registrant previously registered, pursuant to the Registration Statement, 3,000,000 shares of common stock. As of July 3, 2003, the date the offering was terminated, the Registrant sold 348,339 shares of its common stock registered under the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement, this Post-Effective Amendment No. 2 is being filed to remove from registration all of the common stock that remains unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of the 2,651,661 shares which remained unsold.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Denver, on July 16, 2003.

                                       CAPSOURCE FINANCIAL, INC.


                                       By:    /s/ Fred C. Boethling
                                          --------------------------------------
                                              Fred C. Boethling,
                                              President, Chief Executive Officer
                                              and Director


         In accordance with the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the Registration Statement was signed on July 16, 2003 by the following persons in the capacities stated.


       Signature                 Title
       ---------                 -----


 /s/ Fred C. Boethling
---------------------------
   Fred C. Boethling             President, Chief Executive Officer and Director


/s/ Steven E. Reichert
---------------------------
  Steven E. Reichert             Vice President, General Counsel and Director


 /s/ Steven J. Kutcher
---------------------------      Vice President, Chief Financial Officer and
   Steven J. Kutcher             Director


/s/ Randolph M. Pentel
---------------------------
  Randolph M. Pentel             Director


   /s/ Lynch Grattan
---------------------------
     Lynch Grattan               Director